                                                                    Exhibit 20.1

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             SPS TECHNOLOGIES, INC.,

                              MTC ACQUISITION CORP.

                                       and

                        MAGNETIC TECHNOLOGIES CORPORATION

                           DATED AS OF AUGUST 7, 1997


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
                                TABLE OF CONTENTS

                                                                                                               Page
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ARTICLE I - THE MERGER; EFFECTIVE TIME; CLOSING....................................................................
         1.1      THE MERGER.......................................................................................
         1.2      EFFECTIVE TIME...................................................................................
         1.3      CLOSING..........................................................................................
         1.4      EFFECTS OF THE MERGER............................................................................

ARTICLE II - CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION.................................
         2.1      CERTIFICATE OF INCORPORATION.....................................................................
         2.2      BY-LAWS..........................................................................................

ARTICLE III - DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION..................................................
         3.1      DIRECTORS........................................................................................
         3.2      OFFICERS.........................................................................................

ARTICLE IV - MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER; OPTIONS AND WARRANTS........
         4.1      SHARE CONSIDERATION FOR THE MERGER; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER; OPTIONS
                  AND WARRANTS.....................................................................................
         4.2      EXCHANGE PROCEDURES..............................................................................
         4.3      DISSENTING SHARES................................................................................
         4.4      RELATED SHARE EXCHANGES..........................................................................

ARTICLE V - REPRESENTATIONS AND WARRANTIES.........................................................................
         5.1      REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................................
         5.2      REPRESENTATIONS AND WARRANTIES OF ACQUIROR.......................................................

ARTICLE VI - ADDITIONAL COVENANTS AND AGREEMENTS...................................................................
         6.1      CONDUCT OF BUSINESS..............................................................................
         6.2      NO SOLICITATION..................................................................................
         6.3      MEETING OF STOCKHOLDERS..........................................................................
         6.4      PROXY STATEMENT..................................................................................
         6.5      ACCESS TO INFORMATION............................................................................
         6.6      PUBLICITY........................................................................................
         6.7      INDEMNIFICATION OF DIRECTORS AND OFFICERS........................................................
         6.8      TAXES............................................................................................
         6.9      MAINTENANCE OF INSURANCE.........................................................................
         6.10     REPRESENTATIONS AND WARRANTIES...................................................................


                                      (i)
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
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         6.11     REASONABLE BEST EFFORTS; OTHER ACTION............................................................
         6.12     NOTIFICATION OF CERTAIN MATTERS..................................................................

ARTICLE VII - CONDITIONS...........................................................................................
         7.1      CONDITIONS TO THE OBLIGATIONS OF ACQUIROR AND MERGER SUB.........................................
         7.2      CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.....................................................

ARTICLE VIII - TERMINATION.........................................................................................
         8.1      TERMINATION BY MUTUAL CONSENT....................................................................
         8.2      TERMINATION BY EITHER ACQUIROR OR THE COMPANY....................................................
         8.3      TERMINATION BY ACQUIROR..........................................................................
         8.4      TERMINATION BY THE COMPANY.......................................................................
         8.5      EFFECT OF TERMINATION AND ABANDONMENT............................................................

ARTICLE IX - MISCELLANEOUS AND GENERAL.............................................................................
         9.1      PAYMENT OF EXPENSES..............................................................................
         9.2      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................................................
         9.3      MODIFICATION OR AMENDMENT........................................................................
         9.4      WAIVER OF CONDITIONS.............................................................................
         9.5      COUNTERPARTS.....................................................................................
         9.6      GOVERNING LAW....................................................................................
         9.7      NOTICES..........................................................................................
         9.8      ENTIRE AGREEMENT; ASSIGNMENT.....................................................................
         9.9      PARTIES IN INTEREST..............................................................................
         9.10     CERTAIN DEFINITIONS..............................................................................
         9.11     SEVERABILITY.....................................................................................
         9.12     SPECIFIC PERFORMANCE.............................................................................
         9.13     CAPTIONS.........................................................................................


                                      (ii)
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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of August 7, 1997, among SPS Technologies, Inc., a Pennsylvania corporation ("Acquiror"), MTC Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of Acquiror ("Merger Sub"), and Magnetic Technologies Corporation, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of Acquiror, Merger Sub and the Company have each determined that it is in the best interests of their respective stockholders for the Company to merge with and into Merger Sub upon the terms and subject to the conditions of this Agreement and the stockholder of Merger Sub has approved this Agreement as required under the Delaware General Corporation Law, as amended (the "DGCL");

         WHEREAS, for federal income tax purposes, it is intended that the Merger (as defined in Section 1.1) shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, certain holders (each, a "Stockholder" and, collectively, the "Stockholders") of Shares (as defined in Section 4.1(a)) are entering or will enter into Stock Purchase Agreements and/or Voting Agreements, forms of which are attached as EXHIBIT A hereto (the "Stock Purchase Agreements") and EXHIBIT B hereto (the "Voting Agreements"); and

         WHEREAS, Acquiror, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, Acquiror, Merger Sub and the Company hereby agree as follows:

                 ARTICLE I - THE MERGER; EFFECTIVE TIME; CLOSING

         1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.2 below), the Company and Merger Sub shall consummate a merger (the "Merger") in which (a) the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall thereupon cease, and (b) Merger Sub shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and shall succeed to and assume all of the rights, properties, liabilities and obligations of the Company.


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         1.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, as promptly as practicable after all of the conditions set forth in Article VII shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, Merger Sub and the Company shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL as soon as practicable on or after the Closing Date (as defined in Section 1.3). The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

         1.3 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in
Article VII, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., Rochester time, on the date of the Stockholder Meeting (as hereinafter defined) (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date"), in Rochester, New York, unless another date, time or place is agreed to in writing by the parties hereto.

         1.4 EFFECTS OF THE MERGER. At the Effective Time, the Merger shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  ARTICLE II - CERTIFICATE OF INCORPORATION AND
                      BY-LAWS OF THE SURVIVING CORPORATION

         2.1 CERTIFICATE OF INCORPORATION. At the Effective Time, the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall become the Certificate of Incorporation of the Surviving Corporation, except that as of the Effective Time the name of the Surviving Corporation shall be changed to Magnetic Technologies Corporation.

         2.2 BY-LAWS. At the Effective Time, the By-Laws of Merger Sub as in effect immediately prior to the Effective Time shall become the By-Laws of the Surviving Corporation.


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                     ARTICLE III - DIRECTORS AND OFFICERS OF
                            THE SURVIVING CORPORATION

         3.1 DIRECTORS. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

         3.2 OFFICERS. The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

                  ARTICLE IV - MERGER CONSIDERATION; CONVERSION
          OR CANCELLATION OF SHARES IN THE MERGER; OPTIONS AND WARRANTS

         4.1 SHARE CONSIDERATION FOR THE MERGER; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER; OPTIONS AND WARRANTS. The manner of converting shares of the Company in the Merger and the treatment of Options and Warrants (each as defined herein) shall be as follows:

                  (a) Subject to Section 4.4, at the Effective Time, each share of common stock, $.15 par value ("Common Stock"), of the Company (the "Shares") issued and outstanding as of the Effective Time (other than Shares owned by Acquiror (including all Shares acquired by Acquiror pursuant to the Share Exchanges contemplated by and defined in Section 4.4 hereof) or any direct or indirect wholly owned subsidiary of Acquiror (collectively, "Acquiror Companies") or by the Company and Shares subject to Section 4.3) at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive cash in the amount of $5.00 per share (or a proportionate amount in the case of fractional shares) (the "Merger Consideration"), upon surrender of the certificate representing such shares of Common Stock in the manner provided in Section 4.2.

                  (b) Each Share that is directly owned by any of the Acquiror Companies at the Effective Time (including, without limitation, those shares to be exchanged immediately prior to the Closing pursuant to the Share Exchanges as described in Section 4.4) and each Share that is directly owned by the Company shall be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

                  (c) All Shares to be converted pursuant to this Section 4.1 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist, and each holder of a certificate representing any such Shares (a "Company Certificate") shall thereafter cease to have any rights with respect to such

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Shares, except the right to receive for each of the Shares, upon the surrender of such certificate (or such instruments as are contemplated by Section 4.2(h)) in accordance with Section 4.2, the Merger Consideration.

                  (d) Prior to the Effective Time, the Company shall pay, or cause to be paid, to each holder of then outstanding options to purchase Shares (each, an "Option" and collectively, the "Options"), whether vested or unvested, an amount of cash equal to the excess, if any, of $5.00 per share over the applicable exercise price per share of Common Stock subject to such Option (such difference to be computed separately for each Option outstanding immediately prior to the Effective Time), subject in all cases to any required withholding taxes (the "Option Consideration"). In return for the Option Consideration, each such Option shall be settled and terminate at the Effective Time, in accordance with (i) the terms thereof or (ii) an option termination agreement in form and substance satisfactory to Acquiror. Said terminations shall be deemed a release of any and all rights which such holders had or may have had in respect of such Options. In connection with the Option terminations, the Company shall, when applicable, obtain the consent of Option holders to the termination of their Options by means of option termination agreements in form and substance satisfactory to the Acquiror.

         On or before August 8, 1997, the Company shall give notice of the Merger to each holder of an outstanding warrant to purchase Common Stock (each, a "Warrant" and collectively, the "Warrants") in accordance with the terms of such Warrant and not later than October 7, 1997, all outstanding Warrants shall terminate and be of no further force and effect in accordance with the terms thereof.

         As of and after the Effective Time, the Surviving Corporation shall not be bound by any options, warrants, rights or agreements which would entitle any person to own, purchase or receive any capital stock of the Company or the Surviving Corporation, including without limitation the Options and Warrants, all of which are listed in Section 4.1(d) of the Disclosure Schedule (as defined in Section 5.1).

                  (e) At and after the Effective Time, the shares of capital stock of Merger Sub shall remain outstanding.

         4.2      EXCHANGE PROCEDURES.

                  (a) Prior to the Effective Time, Acquiror shall designate a bank or trust company to act as agent for the holders of Shares(the "Exchange Agent") to receive the funds to which holders of such Shares shall become entitled pursuant to Section 4.1(a). At the Effective Time, Acquiror shall transfer to the Exchange Agent by wire transfer to such account as the Exchange Agent shall direct prior to the Effective Time the aggregate amount to be paid to the holders of Shares pursuant to Section 4.1(a) (the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration pursuant to Section 4.1 out of the Exchange Fund as provided herein.


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                  (b) As soon as reasonably practicable after the Effective
Time, the Exchange Agent shall mail to each holder of record of Shares immediately prior to the Effective Time (excluding any Shares which will be canceled pursuant to Section 4.1(b) or which are subject to Section 4.3) (i) a letter of transmittal (the "Letter of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of such Company Certificates to the Exchange Agent and shall be in such form and have such other provisions as Acquiror shall specify) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration with respect to the Shares formerly represented thereby.

                  (c) Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with the Letter of Transmittal, duly executed, and such other documents as Acquiror or the Exchange Agent shall reasonably request, the holder of such Company Certificate shall be entitled to receive the Merger Consideration for each Share represented thereby in exchange therefor. Until surrendered as contemplated by this Section 4.2, each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration with respect to the Shares formerly represented thereby. No interest will be paid or will accrue on any amount payable in cash pursuant to Section 4.1(a). Upon surrender of a Company Certificate, such Company Certificate shall forthwith be canceled.

                  (d) If payment in respect of Shares surrendered to the Exchange Agent is to be made to a person other than the person in whose name a surrendered certificate is registered, it shall be a condition to such payment that the certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment or shall have established to the satisfaction of the Surviving Corporation or the Exchange Agent that such taxes either have been paid or are not payable.

                  (e) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of shares of Common Stock outstanding immediately prior to the Merger shall cease to have any rights as stockholders of the Company or otherwise with respect to such shares, except as otherwise provided herein or by law. No dividends or other distribution declared after the Effective Time with respect to any shares of capital stock of the Company or the Surviving Corporation shall be paid to the holder of any unsurrendered certificate or certificates formerly representing shares of Common Stock.

                  (f) Notwithstanding anything to the contrary in this Agreement, and subject to Section 4.2(g), none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of a certificate or certificates formerly representing shares of Common Stock for any amount properly paid to a public official pursuant to any applicable property, escheat or similar law.

                  (g) Promptly following the date of the first anniversary of the Effective Time, the Exchange Agent shall return to the Surviving Corporation all cash in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a certificate formerly representing Shares may surrender such certificates to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar law) receive in exchange therefor cash in accordance with Section 4.1(a) hereof, without any interest thereon. If any Company Certificates shall not have been surrendered prior to seven years after the Effective Time (or, immediately prior to such earlier date on which any Merger Consideration in respect of such Company Certificates would otherwise escheat to or become the property of any governmental authority), any such Merger Consideration in respect of the Shares represented by such Company Certificates shall, to the extent permitted by applicable laws, become the property of Acquiror.

                  (h) In the event that any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Acquiror, the posting by such Person of a bond in such reasonable amount as Acquiror may direct and/or an indemnification agreement as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent (or Acquiror, as the case may be) will issue in exchange for such lost, stolen or destroyed Company Certificate the Merger Consideration deliverable in respect of the Shares represented thereby pursuant to this Agreement.

                  (i) Acquiror shall be entitled to, or shall be entitled to cause the Exchange Agent to, deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Acquiror or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Acquiror or the Exchange Agent and such sums shall be remitted by Acquiror to the appropriate taxing authorities.

         4.3 DISSENTING SHARES. Notwithstanding any other provisions of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or



                                       6
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lost their rights to appraisal of such Shares under Section 262 of the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable, at the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 4.1, of the Company Certificate or Certificates that, at the Effective Time, evidenced such Shares. All payments with respect to Dissenting Shares shall be paid by the Surviving Corporation with funds of the Company and not with funds provided by any of the Acquiror Companies. The Company shall give Acquiror (i) prompt notice of any written demands for appraisal of any Shares, any withdrawals of such demands and any other instruments served pursuant to the DGCL in connection therewith and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Acquiror, voluntarily make any payment with respect to any demands for appraisal of Common Stock or offer to settle or settle any such demands.

         4.4 RELATED SHARE EXCHANGES. Immediately prior to the Effective Time, not greater than 10 (unless Acquiror has otherwise agreed) stockholders of the Company shall have exchanged not less than 45% and not greater than 51% (unless Acquiror has otherwise agreed) of the outstanding Shares for a number of shares of Acquiror's Common Stock (the "Purchaser Shares"), equal to the quotient of
(a) the product of $5.00 times the number of Shares being exchanged, divided by
(b) the average of the daily last sales prices of Acquiror's Common Stock as reported on the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the twenty consecutive full trading days in which such shares are traded on the New York Stock Exchange ("NYSE") ending with the closing of trading on the date which is one trading day prior to the date of the Stockholder Meeting (as defined in Section 6.3), pursuant to Stock Purchase Agreements substantially in the form attached hereto as EXHIBIT A. The closing of such share exchanges (the "Share Exchanges") shall occur immediately prior to and in conjunction with the Closing. All Shares exchanged in the Share Exchanges shall not be deemed outstanding immediately prior to the Effective Time and, accordingly, shall not be entitled to receive Merger Consideration.

                   ARTICLE V - REPRESENTATIONS AND WARRANTIES

         5.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Acquiror and Merger Sub that (except to the extent set forth on the Disclosure Schedule previously delivered by the Company to Acquiror (the "Disclosure Schedule"), which Disclosure Schedule specifically references the lettered paragraph of this Section 5.1 to which any exceptions stated therein relate):

                  (a) CORPORATE ORGANIZATION AND QUALIFICATION. Each of the Company and its subsidiary Magnetic Technologies Europe Limited (the "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of its respective



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jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it requires such qualification, except where failure to so qualify or be in good standing would not have a Material Adverse Effect (as defined in Section 9.10) with respect to the Company and the Subsidiary. Each of the Company and the Subsidiary has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted. Except for the Subsidiary, the Company has no subsidiaries or interests in other entities of any kind. The Company has heretofore made available to Acquiror complete and correct copies of its Certificate of Incorporation and By-Laws as currently in effect. Neither the Company nor the Subsidiary is in violation of any of the provisions of its Certificate of Incorporation, By-Laws or other charter documents.

                  (b) CAPITALIZATION. The authorized capital stock of the Company consists of 15,000,000 Shares, of which, as of August 1, 1997, 2,786,515 Shares were issued and outstanding and no Shares were held in treasury. All of the outstanding shares of capital stock of the Company and the Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. The Company has no outstanding stock appreciation rights. Except as set forth in
Section 5.1(b) of the Disclosure Schedule, no Shares are owned by any subsidiary of the Company. All outstanding shares of capital stock or other equity interests of the Subsidiary are owned by the Company, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except for the Options and the Warrants, true, complete and correct copies of which have been delivered to Acquiror prior to the date hereof, and except as set forth in
Section 5.1(b) of the Disclosure Schedule, there are not as of the date hereof and there will not be at the Effective Time any outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character to which the Company or the Subsidiary is a party, or by which it may be bound, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company or the Subsidiary. There are not as of the date hereof and there will not be at the Effective Time any shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the voting of any shares of the capital stock of the Company (other than the Voting Agreements between certain stockholders of the Company and Acquiror).

                  (c)      APPROVALS; FAIRNESS OPINION.

                           (i) The Board of Directors of the Company at a
meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the stockholders of the Company and has approved the same,
(ii) resolved to recommend that the holders of the Shares approve this Agreement and the transactions contemplated hereby, including the Merger and (iii) taken all action necessary with respect to the transactions contemplated hereby so as to render inapplicable to such transactions, including, without limitation, the agreements to purchase Shares pursuant to the Stock Purchase Agreements and the purchase of such Shares, the restrictions on business combinations contained in
Section 203 of the DGCL.

                           (ii) The Board of Directors of the Company has
received an opinion from BlueStone Capital Partners ("BlueStone") to the effect that the Merger Consideration to be offered to the holders of Shares in the Merger is fair to such holders from a financial point of view and that the value of cash consideration payable hereunder and the stock consideration payable in connection with the Share Exchanges is substantially equivalent.

                  (d) AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby (subject to the approval of the Merger by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of Shares in accordance with the DGCL and the Company's Certificate of Incorporation). This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval of the Merger by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of Shares in accordance with the DGCL and the Company's Certificate of Incorporation). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Acquiror, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors, rights and to general principles of equity.


                  (e) CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation (or other similar documents) or By-Laws (or other similar documents) of the Company or the Subsidiary; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or any other Person (including without limitation pursuant to the Hart-

Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder), except (A) in connection with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, (B) the filing of the Certificate of Merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which the Company is authorized to do business,
(C) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, as set forth in Section 5.1(e) of the Disclosure Schedule, (D) the consents, approvals, orders, authorizations, registrations declarations and filings required under the laws of foreign countries (which consents, if any, it shall be the obligation of Acquiror to obtain), (E) the approval of the holders of a majority of the outstanding Shares required by the DGCL and the Company's Certificate of Incorporation, (F) such filings as may be required with the NASDAQ National Market or (G) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect with respect to the Company and the Subsidiary or adversely affect the ability of the Company to consummate the transactions contemplated hereby; (iii) except as set forth in Section 5.1(e) of the Disclosure Schedule, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien or other charge or encumbrance) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Company or the Subsidiary or any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or creations of lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect with respect to the Company or the Subsidiary or adversely affect the ability of the Company to consummate the transactions contemplated hereby; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 5.1(e) are duly and timely obtained or made and the approval of the Merger and the approval of this Agreement by the Company's stockholders has been obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or the Subsidiary or to any of their respective assets, except for violations which would not in the aggregate have a Material Adverse Effect with respect to the Company and the Subsidiary or adversely affect the ability of the Company to consummate the transactions contemplated hereby. Except as set forth in Section 5.1(e) of the Disclosure Schedule, the Company does not know of any pending or proposed legislation, regulation or order (other than those affecting businesses such as the Company's generally) applicable to the Company or the Subsidiary or to the conduct of the business or operations of the Company or the Subsidiary which, if enacted or adopted, could have a material Adverse Effect with respect to the Company or the Subsidiary.

                  (f) LITIGATION; COMPLIANCE WITH LAWS. Except as disclosed in the Company SEC Reports (as defined in Section 5.1(g)) filed and publicly available prior to the date of this Agreement or as disclosed in Section 5.1(f) of the Disclosure Schedule, there are no actions, suits, or proceedings pending or, to the best knowledge of the Company, threatened against the Company or the Subsidiary which could, individually or in the aggregate, if adversely determined, reasonably be expected to have a Material Adverse Effect with respect to the Company or the Subsidiary, nor is there any judgment, decree, injunction, rule or order of any governmental or regulatory authority or arbitrator outstanding against the Company or the Subsidiary, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company or the Subsidiary. Except as set forth in Section 5.1(f) of the Disclosure Schedule, as of the date of this Agreement, no investigation or review by any governmental or regulatory authority with respect to the Company or the Subsidiary is pending or, to the knowledge of the Company, threatened, nor has the Company received any notice from any governmental or regulatory authority indicating an intention to conduct the same. Neither the Company nor the Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any governmental authority or regulatory agency applicable to its business or operations, except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with respect to the Company and the Subsidiary.

                  (g)      SEC REPORTS; FINANCIAL STATEMENTS

                           (i) Since January 1, 1992, the Company has filed all
forms, reports and documents with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act and the rules and regulations promulgated thereunder (collectively, the "Company SEC Reports"). None of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (ii) The consolidated balance sheets and the related
consolidated statements of operations, stockholders' equity (deficit) and cash flows (including the related notes thereto) of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the audited interim financial statements, to normal year-end adjustments). Except as set forth in Section 5.1(g) of the Disclosure Schedule, since July 31, 1996, there has not been any material change, or any application or request for any material change, by the Company or the Subsidiary in accounting principles, methods or policies for financial accounting purposes that have affected or will affect the Company's consolidated financial statements included in the Company SEC Reports or for tax purposes, except as required by concurrent changes in GAAP.

                  (h) UNDISCLOSED LIABILITIES; ABSENCE OF CERTAIN CHANGES OR EVENTS. Neither the Company nor the Subsidiary has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), and, to the best knowledge of the Company, there is no basis for the assertion of any claim or liability of any nature against the Company or the Subsidiary, which is not fully reflected in, reserved against or otherwise described in the financial statements included in the Company SEC Reports filed and publicly available prior to the date of this Agreement. Except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement or in
Section 5.1(h) of the Disclosure Schedule, or as contemplated by this Agreement, since July 31, 1996, the business of the Company and its subsidiaries has been carried on only in the ordinary and usual course and there has not been (i) any damage, destruction or loss, whether covered by insurance or not, which has, or insofar as reasonably can be foreseen in the future is reasonably likely to have, individually or in the aggregate, a material Adverse Effect with respect to the Company or the Subsidiary; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Shares or any redemption, purchase or other acquisition of the Shares; (iii) any change, occurrence or circumstance in the business, results of operations, properties, assets, liabilities, prospects or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which, individually or in the aggregate, has had or is reasonably likely to have, a Material Adverse Effect with respect to the Company or the Subsidiary; (iv) other than in the ordinary course of business consistent with past practice, any increase in the benefits payable under or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation or other amounts payable or to become payable to any directors, officers, key employees, representatives, consultants or advisers of the Company or the Subsidiary, (v) any amendment to the charter or By-Laws of the Company or the Subsidiary, (vi) any issuance or sale of any shares of capital stock of the Company or the Subsidiary, or securities convertible into, or options with respect to, or warrants to purchase the rights to subscribe to, any such shares, or any agreements obligating the Company or any Subsidiary to do any of the foregoing, (vii) any labor dispute affecting the Company or the Subsidiary, other than routine labor matters, (viii) any transaction between the Company or the Subsidiary on the one hand, and any affiliate of the Company (other than the Subsidiary), on the other hand, other than transactions in the ordinary course of business consistent with past practice, (ix) any commitment or transaction entered into by the Company or the Subsidiary other than in the ordinary course of its business consistent with past practice, (x) any change by the Company or the Subsidiary in accounting principles or methods, except insofar as may be required by a change in GAAP, or (xi) any other event or condition which is reasonably likely to have a Materially Adverse Effect with respect to the Company and the Subsidiary.

                  (i) EMPLOYMENT AGREEMENTS. Except as set forth in Section 5.1(i) of the Disclosure Schedule, an Employment Agreement to be entered into between the Company and Gordon H. McNeil as of the Closing Date and a covenant not to compete to be entered into by the Company and Isadore Diamond as of the Closing Date, the Company is not a party to any employment, consulting, non-competition, severance, golden parachute, indemnification agreement or any other agreement providing for payments or benefits or the acceleration of payments or benefits upon the change of control of the Company (including, without limitation, any contract to which the Company is a party involving employees of the Company).

                  (j) BROKERS AND FINDERS. Except for the fees and expenses payable to BlueStone, which fees and expenses are reflected in its agreement with the Company, a true and complete copy of which (including all amendments) has been furnished to Acquiror, the Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

                  (k) PROXY STATEMENT. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement (as such term is defined in Section 6.4) will at the time of the mailing of the Proxy Statement and at the time of the Stockholder Meeting (as such term is defined in Section 6.3), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or the Subsidiary should occur which is required to be described in a supplement to the Proxy Statement, such event shall be so described, and such supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Proxy Statement will (only with respect to the Company) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

                  (l)      TAXES.

                           (i) The Company and the Subsidiary, and each
affiliated group (within the meaning of the Code) of which the Company or the Subsidiary is or has ever been a member, has timely filed all federal income Tax Returns (as defined below) and all other material Tax Returns and reports required to be filed by it. All such Tax Returns are complete and correct in all material respects. The Company and the Subsidiary have paid (or the Company has paid on the Subsidiary's behalf) all Taxes (as defined below) shown due on such Tax Returns. The most recent consolidated financial statements contained in the SEC Reports reflect an adequate reserve for all Taxes payable by the Company and the Subsidiary for all taxable periods and portions thereof through the date of such financial statements.

                           (ii)  Except as disclosed on Section 5.1(1) of the
Disclosure Schedule, no material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or the Subsidiary that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and the Subsidiary, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority. No material issues relating to Taxes have been raised in writing by the relevant taxing authority during any presently pending audit or examination.

                           (iii)  No material liens for Taxes exist with respect
to any assets or properties of the Company or the Subsidiary, except for statutory liens for Taxes not yet due.

                           (iv)  Except as disclosed on Section 5.1(1) of the
Disclosure Schedule and other than with respect to contractual tax indemnity obligations of the Company and the Subsidiary involving claims for state and local Taxes which are not material in amount, neither the Company nor the Subsidiary is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

                           (v)  Neither the Company nor the Subsidiary has
taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

                           (vi) The Company and the Subsidiary have complied in
all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

                           (vii) Except as disclosed in Section 5.1(1) of the
Disclosure Schedule, no Federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any federal income or material state, local or foreign Taxes or Tax Returns of the Company or the Subsidiary and neither the Company nor the Subsidiary has received a written notice of any pending audit or proceeding.

                           (viii) Neither the Company nor the Subsidiary has
agreed to or is required to make any adjustment under Section 481(a) of the Code.

                           (ix) Neither the Company nor the Subsidiary has,
with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 141(f)(4) of the Code) owned by the Company or the Subsidiary.

                           (x)  No property owned by the Company or the
Subsidiary (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code; or (iii) is tax exempt bond financed property within the meaning of Section 168(g) of the Code. Neither the Company nor the Subsidiary is currently, has been within the past five years, or anticipates becoming a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

                           (xi)  For purpose of the Agreement (A) the terms
"Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies, gaming or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes, any liability in respect of Taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement and (B) the term "Tax Return" shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

                  (m) EMPLOYEE BENEFITS. Section 5.1(m) of the Disclosure Schedule contains an accurate and complete list of all Company Benefit Plans (as defined below). None of the Company Benefit Plans is a multiemployer plan as defined in Section 3(37) of the Employee Retirement Income Security Act, as amended ("ERISA") or a multiple employer plan covered by Section 4063 or 4064 of ERISA.

                           (i)  Except as disclosed in Section 5.1(m) of the
Disclosure Schedule, each Company Benefit Plan intended to qualify under Section 401 of the Code does so qualify and the trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code. Nothing has occurred with respect to the operation of such plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty, or tax under ERISA or the Code.

                           (ii) True and correct copies of the following
documents with respect to each Company Benefit Plans have been made available or delivered to Acquiror by the Company: (A) any plans, and amendments thereto, (B) the most recent forms 5500 and any financial statements attached thereto, (C) the last Internal Revenue Service determination letter

(if any), (D) summary plan descriptions, (E) the two most recent actuarial reports, including any such reports for purposes of FASB 87, 106 and 112, and
(F) written descriptions of all materials, non-written agreements relating to the Company Benefit Plans.

                           (iii) The Company Benefit Plans have been maintained
in accordance with their terms and with all provisions of ERISA and other applicable law. Neither the Company nor the Subsidiary has any liability with respect to a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA.

                           (iv) Neither the Company nor any ERISA Affiliate
maintains any Company Benefit Plan subject to Title IV of ERISA which has unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                           (v) Except as disclosed in Section 5.1(m) of the
Disclosure Schedule, neither the Company nor the Subsidiary maintains retiree life insurance or retiree health plans which are "welfare benefit plans" within the meaning of Section 3(l) of ERISA and which provide for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment where such participant was an employee of the Company or any subsidiary of the Company, other than as required by Part 6 of Title I of ERISA.

                           (vi) Except as disclosed in Section 5.1(m) of the
Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including, without limitation, bonus or other compensation severance, unemployment compensation, golden parachute or otherwise) becoming due to any employee of the Company under any Company Benefit Plan, any individual agreement or otherwise, (B) increase any benefits otherwise payable under any Company Benefit Plan or (C) result in the acceleration of the time of payment or vesting of any such benefits.

                           (vii)  (A)     None of the employees of the Company
or the Subsidiary is represented in his or her capacity as an employee of such company by any labor organization; (B) neither the Company nor the Subsidiary has recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of their employees, nor has the Company or the Subsidiary signed any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any of their employees; and (C) to the best knowledge of the Company, there is no active or current union organization activity involving the employees of the Company or any subsidiary of the Company, nor has there ever been union representation involving employees of the Company and/or the Subsidiary.

                           (viii) For the purposes of this Agreement:  (A) the
term "Company Benefit Plan" shall include all employee benefit plans (as defined in Section 3(3) of ERISA) and all other employee benefit plans, arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, scholarship programs, deferred compensation, incentive compensation, stock option or restricted stock plans maintained by the Company or any ERISA Affiliate of the Company (whether formal or informal, whether for the benefit of a single individual or for more than one individual and whether for the benefit of current or former employees or their beneficiaries) on behalf of the Company or any of the employees of the Company or the Subsidiary or to which or under which or pursuant to which the Company or any ERISA Affiliate of the Company has contributed or is obligated to make contributions on behalf of the Company or any employees of the Company or the Subsidiary; (B) the term "ERISA" shall refer to the Employee Retirement Income Security Act of 1974, as amended; and (C) the term "ERISA Affiliate" shall refer to any trade or business (whether or not incorporated) under common control or treated as a single employer with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code.

                  (n) TITLE TO PROPERTIES; ASSETS OTHER THAN REAL PROPERTY INTERESTS.

                           (i) The Company SEC Reports and Section 5.1(n) of
the Disclosure Schedule sets forth a complete list of all real property and interests in real property owned or leased by the Company or the Subsidiary, and indicates whether such property is owned or leased (each such owned property, an "Owned Property" and each such leased property, a "Leased Property", and collectively "Real Property"). Except as set forth in Section 5.1(n) of the Disclosure Schedule or the Company SEC Reports, each of the Company or the Subsidiary has good and marketable title to each Owned Property, or a valid leasehold interest in each Leased Property, in each case free and clear of all liens and except for easements, restrictive covenants and similar encumbrances of record that, individually or in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted. Except as set forth in Section 5.1(n) of the Disclosure Schedule, each of the Company and the Subsidiary has complied in all material respects with the terms of all material leases to which it is a party, and all such leases are in full force and effect. Each of the Company and the Subsidiary enjoys peaceful and undisturbed possession under all such material leases.

                           (ii) Each of the Company or the Subsidiary has good
and valid title to all its properties and assets, in each case free and clear of all liens, except (A) such as are set forth in section 5.1(n) of the Disclosure Schedule, (B) mechanics', carriers', workmen's, repairmen's or other similar liens arising or incurred in the ordinary course of business, (C) liens arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (D) liens for Taxes which are not due and payable or which may thereafter be paid without penalty, (E) liens which secure debt that is reflected as a liability on the most recent financial statement included in the Company SEC Reports filed and publicly available prior to the date of this Agreement and the existence of which is indicated in the notes thereto and (F) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company and the Subsidiary. This paragraph (ii) does not relate to Real Property or interests in Real Property, such items being the subject of paragraph (i) above.

                           (iii) The occupancies and uses of the Real Property,
as well as the development, construction, management, maintenance, servicing and operation of the Real Property, comply in all material respects with all applicable laws, ordinances, rules, regulations, orders and requirements of all governmental authorities having jurisdiction and are not in material violation of any thereof; the certificate(s) of occupancy and all other licenses and permits required by law for the proper use and operation of the Real Property are in full force and effect; all approvals, consents, permits, utility installations and connections, curb cuts and street openings required for the development, construction, maintenance, operation and servicing of the Real Property have been granted, effected, or performed and completed (as the case may be), and all fees and charges therefor have been fully paid; and the Company has not received written notice of, and does not otherwise have knowledge of, any material violations, suits, orders, decrees or judgments relating to zoning, building use and occupancy, traffic, fire, health, sanitation, air pollution, ecological, environmental or other laws or regulations, against, or with respect to, the Real Property.

                           (iv) There is adequate access between each Owned
Property or Leased Property and public roads and there are no pending or threatened proceedings that could have the effects of impairing or restricting such access; there are sufficient parking spaces on material Owned Property or Leased Property to comply with all applicable provisions of any agreements to which such Real Property is subject to local zoning requirements and all other applicable laws and governmental requirements; the material improvements upon the Real Property contain no asbestos and there are no material defects in the roof, foundation, sprinkler mains, structural, mechanical and HVAC systems and masonry walls in any of the material improvements upon the Real Property and no significant repairs thereof are required, and all periodic maintenance has been done and is being done which is consistent with first class maintenance standard for Real Property of similar size and age in the vicinity of such Real Property.

                           (v) The assets and properties owned by the Company
and the Subsidiary are, in accordance with past practice, suitable and sufficient for the conduct of their businesses as heretofore conducted and will provide Acquiror with the capability to manufacture, use and sell the products and conduct the businesses of the Company and the Subsidiary in substantially the same manner as they have been conducted heretofore.

                  (o)      INTANGIBLE PROPERTY.

                           (i)  Section 5.1(o) of the Disclosure Statement sets
forth a list of each patent, trademark, trade name, service mark, brand mark, brand name, industrial design and copyright owned or used in business by the Company and the Subsidiary, as well as all registrations thereof and pending applications therefor, and each license or other contract relating thereto (collectively with any other intellectual property owned or used in the business by the Company and the Subsidiary, and all of the goodwill associated therewith, the "Intangible Property") and indicates, with respect to each item of Intangible Property listed thereon, the owner thereof and if applicable, the name of the licensor and licensee thereof and the terms of such license or other contract relating thereto. Except as set forth in Section 5.1(n) or (o) of the Disclosure Schedule or the Company SEC Reports, each of the foregoing is owned free and clear of any and all liens, mortgages, pledges, security interests, levies, charges, options or any other encumbrances, restrictions or limitations of any kind whatsoever and neither the Company nor the Subsidiary has received any notice to the effect that any other entity has any claim of ownership with respect thereto. To the best knowledge of the Company, the use of the foregoing by the Company and the Subsidiary does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, patent, trademark, trade name, service mark, brand mark, brand name, computer program, industrial design, copyright or any pending application therefor of any other entity. Except as set forth in Section 5.1(o) of the Disclosure Schedule, no claims have been made, and neither the Company nor the Subsidiary has received any notice that any of the foregoing is invalid, conflicts with the asserted rights of other entities, or has not been used or enforced (or has failed to be used or enforced) in a manner that would result in the abandonment, cancellation or unenforceability of any item of the Intangible Property.

                           (ii) The Company and the Subsidiary possess all
Intangible Property, including, without limitation, all know-how, formulae and other proprietary and trade rights necessary for the conduct of their businesses as now conducted. Neither the Company nor the Subsidiary has taken or failed to take any action that would result in the forfeiture or relinquishment of any such Intangible Property used in the conduct of their respective businesses as now conducted.

                  (p) CERTAIN CONTRACTS. Section 5.1(p) of the Disclosure Schedule lists all of the following contracts to which the Company or the Subsidiary is a party or by which either of them or any of their properties or assets may be bound ("Listed Agreements"): (i) all employment or other contracts with any employee, consultant, officer or director of the Company or the Subsidiary (or any company which is controlled by any such individual) whose total rate of annual remuneration is estimated to exceed $50,000 in the fiscal year ended July 31, 1997; (ii) union, guild or collective bargaining contracts relating to employees of the Company or the Subsidiary; (iii) instruments for money borrowed (including, without limitation, any indentures, guarantees, loan agreements, sale and leaseback agreements, or purchase money obligations incurred in connection with the acquisition of property other than in the ordinary course of business) in excess of $250,000; (iv) underwriting, purchase or similar agreements entered into in connection with the Company's or the Subsidiary's currently existing indebtedness; (v) agreements for acquisitions or dispositions (by merger, purchase or sale of assets or stock or otherwise) of material assets entered into within the last two years, as to which the transactions contemplated have been consummated or are currently pending; (vi) joint venture or partnership agreements entered into; (vii) material licensing, merchandising and distribution contracts; (viii) contracts granting any person or other entity registration rights; (ix) guarantees, suretyships, indemnification and contribution agreements in excess of $250,000; and (x) other contracts which materially affect the business, properties or assets of the Company and the Subsidiary taken as a whole, and are not otherwise disclosed in this Agreement or were entered into other than in the ordinary course of business. A true and complete copy (including all amendments) of each Listed Agreement has been made available to Acquiror. Neither the Company nor any subsidiary (i) is in breach or default under any of the Listed Agreements or (ii) has any knowledge of any other breach or default under any Listed Agreement by any other party thereto or by any other person or entity bound thereby, except in the case of (i) or (ii) breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company and the Subsidiary. At the Effective Time, no person will have the right, by contract or otherwise, to become, nor does any entity have the right to designate or cause the Company to appoint a person as, a director of the Company.

                  (q) INSURANCE. The Company and the Subsidiary have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated or otherwise required by law, and each has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of the activities of the Company or the Subsidiary or any of the properties owned, occupied or controlled by the Company or the Subsidiary, in such amount as reasonably deemed necessary by the Company or the Subsidiary. To the extent the Company self-insures against such risks or damages, the liabilities reflected or reserved against in the Company's most recent financial statements (or the notes thereto) included in the Company SEC Reports filed and publicly available prior to the date of this Agreement are adequate to cover against such risks and damages.

                  (r)      WARRANTIES, ETC.

                           (i)  All products manufactured or sold by the
Company or its subsidiaries have been manufactured and sold in substantial conformity with the applicable contractual commitments and specifications.

                           (ii) There are no recalls of products produced by
the Company or any of its subsidiaries pending or threatened and, to the Company's knowledge, there is no basis for any material recall of any such products.

                  (s) UNLAWFUL PAYMENTS AND CONTRIBUTIONS. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to the businesses of the Company and its subsidiaries, (i) used any funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee;
(iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person or entity.

                  (t) LISTINGS. The Company's securities are not listed or quoted for trading on any U.S. domestic or foreign securities exchange, except the NASDAQ Small-Cap Issues Market.

                  (u) ENVIRONMENTAL MATTERS. Except as disclosed in Section 5.1(u) of the Disclosure Schedule or in the Company SEC Reports filed and publicly available prior to the date of this Agreement, (i) the Company and the Subsidiary and the operations thereof are in material compliance with all Environmental Laws (as defined below); (ii) there are no judicial or administrative actions, suits or proceedings pending or, to the knowledge of the Company, threatened and, to the knowledge of the Company, there are no investigations pending or threatened against the Company or any subsidiary or former subsidiary of the Company alleging the violation of any Environmental Law and neither the Company nor the Subsidiary has received notice from any governmental body or person alleging any violation of or liability under any Environmental Laws, in either case which could reasonably be expected to result in material Environmental Costs and Liabilities; and (iii) to the knowledge of the Company, there are no facts, circumstances or conditions relating to, arising from, associated with or attributable to the Company or its subsidiaries or former subsidiaries or any real property currently or previously owned, operated or leased by the Company or any subsidiary or former subsidiary of the Company that could reasonably be expected to result in material Environmental Costs and Liabilities. For the purpose of this Section 5.1(u), the following terms have the following definitions. (A) "Environmental Costs and Liabilities" means any losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements anti expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies, remedial or removal actions and cleanup activities) arising from or under any Environmental Law; (B) "Environmental Laws" means any applicable federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety; (C) "Hazardous Material" means any substance, material or waste regulated by federal, state or local government, including, without limitation, any substance , material or waste which is defined as a "hazardous waste, "hazardous material," "hazardous substance", "toxic waste" or "toxic substance under any provision or Environmental Law and including but not limited to petroleum and petroleum products.

                  (v)      INVENTORIES; RECEIVABLES; PAYABLES.

                           (i) The inventories (after deducting the reserve
accounts as shown on the Company's financial statements) of the Company and the Subsidiary are in good and marketable condition, and are saleable in the ordinary course of business. Adequate reserves have been reflected on the most recent balance sheet included in the Company SEC Documents and, after the date of the most recent balance sheet included in the Company SEC Documents, will be reflected on the books of the Company, for shorts, drops, off-cuts, obsolete or otherwise unusable inventory, which reserves were calculated in accordance with GAAP consistently applied.

                           (ii) All accounts receivable of the Company and the
Subsidiary have arisen from bona fide transactions in the ordinary course of business. All accounts receivable of the Company and the Subsidiary reflected on the most recent balance sheet included in the Company SEC Documents are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in accordance with GAAP consistently applied. All accounts receivable arising after the date of the most recent balance sheet included in the Company SEC Documents are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in accordance with GAAP consistently applied.

                           (iii) All accounts payable of the Company and the
Subsidiary reflected on the most recent balance sheet included in the Company SEC Documents or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet overdue within their agreed-upon payment terms.

                  (w) TRANSACTIONS WITH AFFILIATES. Other than the transactions contemplated by this Agreement and except to the extent disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, or as set forth in Section 5.1(w) of the Disclosure Schedule, since July 31, 1997, there have been no transactions, agreements, arrangements or understandings between the Company or the Subsidiary, on the one hand, and the Company's Affiliates (other than wholly owned subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

                  (x) DISCLOSURE. No representation or warranty by the Company in this Agreement and no statement contained in the Disclosure Schedules or any certificate delivered by the Company to Acquiror pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein not misleading when taken together in light of the circumstances in which they were made, it being understood that as used in this Section 5.1(x) "material" means material to the Company and the Subsidiary taken as a whole.

         5.2 REPRESENTATIONS AND WARRANTIES OF ACQUIROR. Acquiror and Merger Sub jointly and severally represent and warrant to the Company that:

                  (a) CORPORATE ORGANIZATION AND QUALIFICATION. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in such good standing would not have a Material Adverse Effect with respect to Acquiror and its subsidiaries. Each of Acquiror and Merger Sub has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted. Acquiror has heretofore made available to the Company complete and correct copies of the Certificate of Incorporation and By-Laws of Merger Sub, which are the Certificate of Incorporation and By-Laws of Merger Sub which shall be in effect immediately prior to the Effective Time.

                  (b) CAPITALIZATION. All of the outstanding shares of capital stock of Acquiror have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of capital stock or other equity interests of the subsidiaries of Acquiror are owned by Acquiror or a direct or indirect wholly owned subsidiary of Acquiror, free and clear of all liens, charges, encumbrances, claims and options of any nature. The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $.01 per share. All of the outstanding shares of capital stock of Merger Sub have been duly authorized and validly issued and are fully paid and nonassessable and are owned by Acquiror, free and clear of all liens, charges, encumbrances, claims and options of any nature.

                  (c) AUTHORIZATION FOR ACQUIROR COMMON SHARES. Acquiror has taken all necessary action to permit it to issue the number of Acquiror Common Shares required to be issued in connection with the Share Exchanges as contemplated by Section 4.4. The Acquiror Common Shares issued pursuant to
Article IV will, when issued, be validly issued, fully paid and nonassessable and no person will have any preemptive right of subscription of purchase in respect thereof. Such Acquiror Common Shares will, when issued, be registered under the Exchange Act and the issuance thereof in the Share Exchanges will be exempt from registration under the Securities Act, and any applicable state securities laws and will, when issued, be listed on the NYSE, subject to official notice of issuance.

                  (d) AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Acquiror and Merger Sub has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Acquiror and Merger Sub and by Acquiror as the sole shareholder of Merger Sub, and no other corporate proceedings on the part of Acquiror or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Acquiror and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes a valid and binding agreement of each of Acquiror and Merger Sub, enforceable against each of Acquiror and Merger Sub in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  (e) CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by Acquiror and Merger Sub nor the consummation by Acquiror and Merger Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the charter or the By-Laws of Acquiror or the Certificate of Incorporation or the By-Laws of Merger Sub; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or any other Person, except (A) pursuant to the applicable requirements of the Securities Act and the Exchange Act and regulations promulgated thereunder, (B) the filing of the Certificate of Merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which the Company is authorized to do business, (C) as may be required by any applicable state securities or takeover laws, (D) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (E) such filings, consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country, (F) filings with, and approval of, the NYSE, or (G) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect with respect to Acquiror and its subsidiaries or adversely affect the ability of Acquiror or Merger Sub to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien or other charge or encumbrance) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Acquiror or Merger Sub or any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or creations of lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect with respect to Acquiror and its subsidiaries or adversely affect the ability of Acquiror or Merger Sub to consummate the transactions contemplated hereby; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 5.2(e) are duly and timely obtained or made, violate any order, writ, injunction decree, statute, rule or regulation applicable to Acquiror or any of its subsidiaries or to any of their respective assets, except for violations which would not in the aggregate have a Material Adverse Effect with respect to Acquiror and its subsidiaries or adversely affect ability of Acquiror or Merger Sub to consummate the transactions contemplated hereby.

                     (f) SEC REPORTS; FINANCIAL STATEMENTS.

                           (i) Since January 1, 1992, Acquiror has filed all
forms, reports and documents with the Securities and Exchange Commission ("SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act (the "Acquiror SEC Reports"). None of the Acquiror SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (ii) The consolidated balance sheets and the related
statements of income, stockholders' equity and cash flow (including the related notes thereto) of Acquiror included in the Acquiror SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the consolidated financial position of Acquiror and its consolidated subsidiaries as of their respective dates, and the results of its operations and its cash flow for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

                  (g) PROXY STATEMENT. None of the information to be supplied by Acquiror or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the time of the mailing of the Proxy Statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (h) OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

                ARTICLE VI - ADDITIONAL COVENANTS AND AGREEMENTS

         6.1      CONDUCT OF BUSINESS.

                  (a) The Company covenants and agrees that, during the period from the date of this Agreement to the Effective Time (unless Acquiror shall otherwise agree in writing, which agreement shall not be unreasonably withheld, and except as otherwise contemplated by this Agreement), the Company will, and will cause the Subsidiary to, conduct its operations according to its ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement or disclosed in
Section 6.1 of the Disclosure Schedule, prior to the Effective Time, neither the Company nor the Subsidiary will, without the prior written consent of Acquiror, which consent shall not be unreasonably withheld:

                           (i)  (A)     declare, set aside or pay any
dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or, except pursuant to the exercise of options, warrants, conversion rights, exchange rights and other contractual rights existing on the date hereof, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests, (C) purchase, redeem or otherwise acquire or amend any shares of capital stock or other equity interests of the Company or the Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares, interests or other securities or
(D) establish any new subsidiary;

                           (ii)  issue, deliver, sell, pledge or otherwise
encumber or amend any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, interests, voting securities or convertible securities, including pursuant to any option plans of the Company or the Subsidiary, other than (A) the issuance of Shares upon the exercise of Options outstanding on the date of this Agreement in accordance with their present terms and (B) the issuance of Shares upon the exercise of the Warrants outstanding on the date of this Agreement in accordance with their present terms;

                           (iii)  amend its Certificate of  Incorporation,
By-Laws or other comparable charter or organizational documents;

                           (iv) acquire or agree to acquire (A)  by  merging
or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any asset requiring or involving an expenditure or purchase price in excess of $100,000, except (x) mergers and consolidations between or among one or more wholly owned subsidiaries of the Company that will not create adverse tax consequences to the Company or the Subsidiary, and (y) purchases of inventory in the ordinary course of business consistent with past practice;

                           (v)  sell, lease, license, mortgage or otherwise
encumber or subject to any lien or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

                           (vi)  (A)     other than incurrences of indebtedness
(which term shall be deemed not to include trade payables incurred in the ordinary course of business or draw-downs of the Company's existing bank and lease lines in the ordinary course of business) which, in the aggregate, do not exceed $50,000, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or the Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (B) make any loans, advances or capital contributions to, or investments in, any other person other than to the Company, or any direct or indirect wholly owned subsidiary of the Company;

                           (vii)  pay, discharge, settle or satisfy any claims,
liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in accordance with their terms of liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports filed and publicly available prior to the date of this Agreement or incurred in the ordinary course of business consistent with past practice since the date of such financial statements, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or the Subsidiary is a party;

                           (viii)   (A)  adopt, enter into, terminate or amend
any Company Benefit Plan or other arrangement for the benefit or welfare of any director, officer, current or former employee, representative, consultant or adviser of the Company or the Subsidiary, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any such director, officer, employee, representative, consultant or adviser except for normal increases or bonuses as contractually required pursuant to agreements disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement or in the ordinary course of business consistent with past practice to employees other than directors and executive officers of the Company and that, in the aggregate, do not result in any material increase in benefits or compensation expense to the Company and the Subsidiary relative to the level in effect prior to such action (but in no event shall the aggregate amount of the increases granted to any such director, officer or employee exceed 5% of the aggregate annualized compensation of such director, officer or employee and in no event shall the aggregate amount of all such increases exceed 1% of the aggregate annualized compensation expense of the Company and the Subsidiary reported in the most recent consolidated financial statements of the Company included in the Company SEC Reports filed and publicly available prior to the date of this Agreement) and except as contractually required pursuant to agreements included as part of a Company SEC Reports filed and publicly available prior to the date of this Agreement, (C) pay any benefit not provided for under any Company Benefit Plan, (D) except for payments or awards in cash permitted by clause (B), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any company Benefit Plans or agreements or awards made thereunder) or (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan;

                           (ix)  make or agree to make any capital expenditure
or expenditures other than for maintenance purposes in excess of $25,000;

                           (x)  modify, amend or terminate any contract or
agreement set forth in the Company SEC Reports or any real property lease to which the Company or the Subsidiary is a party, or waive, release or assign any material rights or claims thereunder;

                           (xi)  take or agree to take any action that would
prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code;

                           (xii)  conduct its business in a manner or take, or
cause to be taken, any other action that would or might reasonably be expected to prevent or materially delay the Company, Merger Sub or Acquiror from consummating the transactions contemplated hereby in accordance with the terms of this Agreement (regardless of whether such action would otherwise be permitted or not prohibited hereunder); or

                           (xiii)  agree to take any of, the foregoing actions.

                  (b) Acquiror covenants and agrees that, during the period from the date of this Agreement to the Effective Time, neither Acquiror or the Subsidiary will, without the prior written consent of the Company, which consent shall not be unreasonably withheld:

                           (i) take or agree to take any action that would
prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code;

                           (ii)  conduct its business in a manner or take, or
cause to be taken, any other action that would or might reasonably be expected to prevent or materially delay Acquiror, Merger Sub or the Company from consummating the transactions contemplated hereby in accordance with the terms of this Agreement (regardless of whether such action would otherwise be permitted or not prohibited hereunder); or

                           (iii) agree to take any of the foregoing actions.

                  (c) During the period of time from the date of this Agreement to the Effective Time, Merger Sub shall not engage in any activities of any nature, except as provided in or contemplated by this Agreement.

                  6.2      NO SOLICITATION.

                   (a) The Company, the Subsidiary and their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company or the Subsidiary) (collectively, the "Company's Representatives") shall immediately cease any discussions or negotiations with any party that may be ongoing with respect to a Competing Transaction (as defined below). From and after the date hereof until the termination of this Agreement, neither the Company nor the Subsidiary will, nor will the Company authorize or permit the Subsidiary or any of the Company Representatives to, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or participate in any discussions or negotiations regarding any Competing Transaction or agree to or endorse any Competing Transaction, and the Company shall notify Acquiror orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or the Subsidiary or any such Company Representative may receive relating to any such matters and, if such inquiry or proposal is in writing, the Company shall deliver to Acquiror a copy of such inquiry or proposal promptly; provided, however, that nothing contained in this Section 6.2 shall prohibit the Company or its Board of Directors from (i) taking and disclosing to its stockholders a position contemplated by Exchange Act Rule 14e-2 or (ii) making any disclosure to its stockholders that, in the good faith judgment of its Board of Directors, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), is required under applicable law; provided, further, that until September 7, 1997 nothing contained in this Section 6.2 shall prohibit the Company from furnishing information to, or entering into discussions or negotiations with, any person or entity that after the date hereof and prior to September 7, 1997 states in an unsolicited writing that it has a bona fide serious interest to make a Superior Proposal (as defined below) if (1) (x) the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel) determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law and (y) after consultation with and based upon the advice of an independent financial advisor (who may be the Company's regularly engaged independent financial advisor) determines in good faith that such person or entity is capable of making, financing and consummating a Superior Proposal and
(2) prior to taking such action, the Company (x) provides at least two business days' notice to Acquiror to the effect that it is taking such action and (y) receives from such person or entity an executed confidentiality agreement on terms no less restrictive than the Confidentiality Agreement (as defined below). For purposes of this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions between the Company, Merger Sub and Acquiror contemplated hereby) involving the Company: (i) any merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or a substantial portion of the assets of the Company and the Subsidiary, taken as a whole, or of more than 25% of the equity securities of the Company or the Subsidiary, in any case in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.


                  (b) Except as permitted by this Section 6.2, the Board of Directors of the Company shall not, on or prior to September 7, 1997, (i) withdraw or modify, or propose to withdraw or modify in a manner adverse to Acquiror, the approval or recommendation by such Board of Directors of this Agreement or the merger, or (ii) approve or recommend, or cause the Company to enter into any agreement with respect to, any Competing Transaction. Notwithstanding the foregoing, if prior to September 7, 1997 the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that it is necessary to do so in order to comply with its fiduciary duties to stockholders under applicable law, the Board of Directors of the Company, prior to September 7, 1997, may modify or withdraw its approval or recommendation of this Agreement and the Merger, approve or recommend a Superior Proposal (as defined below) or cause the Company to enter into an agreement with respect to a Superior Proposal, but in each case only after providing at least two business days' written notice to Acquiror (a "Notice of Superior Proposal") advising Acquiror that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. In addition, if the Company proposes to enter into an agreement with respect to any Competing Transaction, it shall concurrently with entering into such an agreement pay, or cause to be paid, to the Acquiror the fee required by Section 8.5(b) hereof. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all or substantially all the Shares then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of BlueStone or another financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger and the related Share Exchanges.

         6.3 MEETING OF STOCKHOLDERS. The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-Laws to convene a meeting of its stockholders (the "Stockholder Meeting") as soon as practicable after the date hereof and in any case not later than October 30, 1997 to consider and vote upon the approval of this Agreement. Subject to the fiduciary duties of the Company's Board of Directors under applicable law after consultation with and based upon the advice of independent legal counsel, except as otherwise provided in Section 6.2, the Board of Directors of the Company shall recommend and declare advisable such approval and the Company shall use its best efforts to solicit, and use its best efforts to obtain, such approval.

         6.4 PROXY STATEMENT. The Company will, as promptly as practicable, prepare and file with the SEC a proxy statement and a form of proxy, in connection with the vote of the

Company's stockholders with respect to this Agreement (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, is herein called the "Proxy Statement"). The Company will give Acquiror and its counsel a reasonable opportunity to review and comment upon the Proxy Statement prior to its being filed with the SEC and shall give Acquiror and its counsel a reasonable opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC and, in the case of the Proxy Statement and any amendments or supplements thereto, prior to its being disseminated to holders of shares of Common Stock. The Company will cause the Proxy Statement to be mailed to stockholders of the Company at the earliest practicable date and in any case not later than September 20, 1997, subject to the approval of the same by the SEC or the lapse of any waiting period under applicable SEC rules, and will coordinate and cooperate with Acquiror with respect to the timing of the Stockholder Meeting.

         6.5 ACCESS TO INFORMATION. Upon reasonable notice, the Company shall (and shall cause each of the Subsidiary to) afford to officers, employees, counsel, accountants and other authorized representatives of Acquiror ("Acquiror's Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, records and customers (including, without limitation, Xerox Corporation) and, during such period, shall (and shall cause each of the Subsidiary to) furnish promptly to Acquiror's Representatives all information concerning the business, properties and personnel of the Company and the Subsidiary as may reasonably be requested, provided that no investigation pursuant to this Section 6.5 shall affect or be deemed to modify any of the representations or warranties made by the Company. Acquiror agrees that it will not, and will cause Acquiror's Representatives not to, use any information obtained pursuant to this Section
6.5 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. In connection with the foregoing, the Company agrees to cause the Company's independent accountants to provide their workpapers to Acquiror upon the terms and subject to the conditions on which such workpapers have previously been provided to Acquiror. The Non-Disclosure Agreement, dated July 30, 1997 (the "Confidentiality Agreement"), between Acquiror and the Company shall apply with respect to the information furnished hereunder and survive any termination of this Agreement, subject to the terms and conditions set forth in such Confidentiality Agreement.

         6.6 PUBLICITY. The parties hereto agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the Merger and the other transactions contemplated hereby in order to seek to agree upon the text of any such press release or the making of such public announcement.

         6.7      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  (a) From and after the Effective Time and for a period of seven years thereafter, Acquiror shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or the Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys, fees and expenses), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company or the Subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including, without limitation, all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent a corporation is permitted under applicable law to indemnify its own directors or officers, as the case may be; provided, however, that all right to indemnification in respect of any claim asserted or made within such period shall continue until the disposition of such claim. In the event of an Indemnified Liability, (i) Acquiror shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Acquiror, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by applicable law and upon receipt of any affirmation and undertaking required by applicable law, (ii) Acquiror will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law shall be made by independent counsel mutually acceptable to Acquiror and the Indemnified Party; provided, however, that Acquiror shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld) and that Acquiror shall be liable for the fees and expenses of only one law firm for all Indemnified Parties with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

                  (b) This Section 6.7 is intended to benefit the Indemnified Parties and shall be binding on all successors and assigns of Acquiror, the Company and the Surviving Corporation.

         6.8 TAXES. In respect of Tax Returns of the Company or any subsidiary not required to be filed prior to the date hereof, the Company shall, to the extent permitted by law without any penalty, delay (or cause such subsidiary to delay) the filing of any such Tax Returns until after the Effective Time; provided, however, that the Company shall notify Acquiror of its intention to delay (or cause such subsidiary to delay) any such filing and shall not so delay the filing of a Tax Return if a penalty or interest would result therefrom or if Acquiror and the

Company agree that so delaying the filing of such Tax Return is not in the best interests of either the Company or Acquiror. If any such Tax Return is required to be filed on or prior to the Effective Time, the Company or the Subsidiary, as the case may be, shall prepare and timely file such Tax Return in a manner consistent with prior years and all applicable laws and regulations; provided, however, that Acquiror shall be notified and given an opportunity to review and to comment, prior to the filing thereof, on any such Tax Return.

         6.9 MAINTENANCE OF INSURANCE. Between the date hereof and through the Effective Time the Company will maintain in full force and effect all of its presently existing policies of insurance or insurance comparable to the coverage afforded by such policies.

         6.10 REPRESENTATIONS AND WARRANTIES. None of the Company, Acquiror or Merger Sub will take any action that would cause any of the representations and warranties set forth in Section 5.1 or 5.2, as the case may be, not to be true and correct (subject to the standard set forth in the provision of Section 7.1(a) or 7.2(a), respectively) at and as of the Effective Time.

         6.11     REASONABLE BEST EFFORTS; OTHER ACTION.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and operate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all applicable governmental and regulatory authorities and the making of all necessary registrations and filings (including filings with governmental and regulatory authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental and regulatory authority, (ii) the obtaining of all necessary consents, approvals or waivers from all other Persons, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental or regulatory authority vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Each party hereto will notify the other party promptly of the receipt of any comments from the SEC or its staff and of any other governmental officials for amendments or supplements to the Proxy Statement or any other filing described in or made pursuant this Section 6.11 and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, its staff or any other governmental officials, on the other hand, with respect to the Proxy Statement or such other filings.

         6.12 NOTIFICATION OF CERTAIN MATTERS. Each of the Company, Merger Sub and Acquiror shall give prompt notice to one another of (a) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of it to which it is a party or is subject, (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (c) any material adverse change in its (together with its subsidiaries taken as a whole) businesses, results of operations, properties, assets, liabilities, prospects or condition (financial or otherwise), other than changes resulting from general economic conditions, (d) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect (including in the case of representations or warranties by the Company or Acquiror, as applicable, such party's receiving knowledge of any fact, event or circumstance which may cause any representation qualified as to the knowledge of such party to be or become untrue or inaccurate in any material respect) or
(e) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                            ARTICLE VII - CONDITIONS

         7.1 CONDITIONS TO THE OBLIGATIONS OF ACQUIROR AND MERGER SUB. The obligations of Acquiror and Merger Sub to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Acquiror to the extent permitted by applicable law.

                  (a) CERTIFICATE. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date (except to the extent they relate to a particular date), the Company shall have performed in all material respects all of its material obligations under this Agreement theretofore to be performed, and Acquiror and Merger Sub shall have received at the Closing Date a certificate to that effect dated the Closing Date, and executed by the Chief Executive Officer/President of the Company, provided, however, that no representation or warranty of the Company contained in Section 5.1 hereof shall be deemed untrue or incorrect as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts circumstances or events inconsistent with any paragraph of Section 5.1 has had or is expected to have a Material Adverse Effect with respect to the Company and the Subsidiary.

                  (b) COMPANY STOCKHOLDER APPROVAL. This Agreement shall have been duly approved by the holders of a majority of the votes entitled to be cast by the holders of Shares at the Stockholder Meeting, in accordance with applicable law and the Certificate of Incorporation and By-Laws of the Company.

                  (c) NO LITIGATION. There shall not be pending or threatened by any governmental authority or regulatory agency, any suit, action or proceeding
(A) challenging or seeking to restrain or prohibit the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Acquiror or the Company or any of their respective subsidiaries in connection with the Merger any material damages, (B) seeking to prohibit or limit the ownership or operation by Acquiror or the Company or any of their respective subsidiaries of any material portion of the business or assets of Acquiror or the Company or any of their respective subsidiaries, or to compel Acquiror, the Company or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of Acquiror, the Company or any of their respective subsidiaries in each case as a result of the Merger or any of the other transactions contemplated by this Agreement, (C) seeking to impose limitations on the ability of Acquiror to acquire or hold, or exercise full rights of ownership of, the Shares, including the right to vote the Shares on all matters properly presented to the stockholders of the Company, (D) seeking to prohibit Acquiror or the Subsidiary from effectively controlling in any material respect the business or operations of the Company or the Subsidiary or
(E) which otherwise is reasonably likely to have a Material Adverse Effect with respect to the Company and the Subsidiary or Acquiror and its subsidiaries. There shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein not be consummated.

                  (d) GOVERNMENTAL FILINGS AND CONSENTS. Subject in each case to the provisions of Section 7.1(c), all governmental filings required to be made prior to the Effective Time by the Company with, and all governmental consents required to be obtained prior to the Effective Time from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, except where the failure to make such filing or obtain such consent would not reasonably be expected to have a Material Adverse Effect with respect to the Company and the Subsidiary taken as a whole (assuming the Merger had taken place).

                  (e) THIRD-PARTY CONSENTS. All required authorizations, consents and approvals of any Person (other than a governmental authority), the failure to obtain which would have a Material Adverse Effect with respect to the Company and the Subsidiary taken as a whole (assuming the Merger had taken place), shall have been obtained.

                  (f) EMPLOYMENT AND NON-COMPETITION AGREEMENT. The Company and Acquiror shall have entered into an Employment and Non-Competition Agreement with Mr. Gordon H. McNeil and a covenant not to compete with Isadore Diamond, in each case on mutually satisfactory terms, and such agreements shall be in full force and effect.

                  (g) SHARE EXCHANGES. The Share Exchanges shall have been consummated concurrently with one another immediately prior to the Effective Time.

                  (h) OPTIONS AND WARRANTS. All Options listed in Section 4.1(d) of the Disclosure Schedule shall have been exercised or terminated either in accordance with their terms or pursuant to option termination agreements in form and substance satisfactory to Acquiror. All Warrants listed in Section 4.1(d) of the Disclosure Schedule shall have been exercised or terminated in accordance with their terms. No options, warrants or similar rights to subscribe for or to purchase equity securities of the Company or the Surviving Corporation shall be outstanding and the Company shall have delivered to Acquiror a certificate to the foregoing effect.

                  (i) DUE DILIGENCE. Acquiror shall have completed its due diligence review of the Company and its affairs and in connection therewith shall not have (A) identified any matter or matters not identified on the Disclosure Schedule that in its reasonable judgement is reasonably likely to give rise to a Material Adverse Effect on the Company and the Subsidiary taken as a whole or that materially affects its valuation of the Company and (B) given notice thereof to the Company within 30 days after the date hereof. Acquiror shall have had the opportunity to have discussions with Xerox Corporation and following such discussions shall not have notified the Company, in writing, within 30 days after the date hereof, of Acquiror's determination to terminate this Agreement due to its failure to be reasonably satisfied as to the continuation of the Company's relationship with Xerox Corporation, the continuing technological viability of the Company's products or the absence of any current plan or intention of Xerox Corporation to replace the Company or materially diminish its role as a key supplier subsequent to the Effective Time.

                  (j) DISSENTING SHARES. As of the Effective Time, Dissenting Shares shall aggregate no more than 1% of the then outstanding shares of Common Stock.

                  (k) TAX OPINION. Acquiror shall have received a written opinion, in form and substance satisfactory to Acquiror, to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code.

                  (l) OUTSTANDING SHARES. There shall be outstanding as of the Effective Time less than 3,000,000 shares of the Company's Common Stock.

         7.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law.

                  (a) CERTIFICATES. The representations and warranties of Acquiror and Merger Sub shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date (except to the extent they relate to a particular date), Acquiror and Merger Sub shall have performed in all material respects all of their respective obligations under this Agreement theretofore to be performed, and the Company shall have received at the Closing Date certificates to that effect dated the Closing Date and executed by the Chief Executive Officer or President of each of Acquiror and Merger Sub, provided, however, that no representation or warranty of Acquiror contained in Section 5.2 hereof shall be deemed untrue or incorrect as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent. with any paragraph of Section 5.2 has had or is expected to have a Material Adverse Effect with respect to Acquiror and its subsidiaries.

                  (b) COMPANY STOCKHOLDER APPROVAL. This Agreement shall have been duly approved by the holders of a majority of the votes entitled to be cast by the holders of Shares at the Stockholder Meeting, in accordance with applicable law and the Certificates of Incorporation and By-Laws of the Company.

                  (c) INJUNCTION. There shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the Transactions contemplated herein not be consummated; provided, however, that prior to invoking this condition the Company shall use its best efforts to have such injunction or order vacated.

                           ARTICLE VIII - TERMINATION

         8.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, either by the mutual written consent of Acquiror and the Company, or by mutual act of their respective Boards of Directors.

         8.2 TERMINATION BY EITHER ACQUIROR OR THE COMPANY. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Acquiror or the Company if (i) the Merger shall not have been consummated by December 31, 1997 (provided that the right to terminate this Agreement under this Section 8.2(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or (ii) any court of competent jurisdiction in the United States or some other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

         8.3 TERMINATION BY ACQUIROR. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, by action of the Board of Directors of Acquiror, if (i) Acquiror so elects by September 7, 1997 pursuant to Section 7.1(i), (ii) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed or fulfilled by the Company at or prior to such date of termination, which failure to comply has not been cured within fifteen business days following receipt by the Company of notice of such failure to comply, (iii) any representation or warranty of the Company contained in the Agreement shall not be true in all material respects when made (provided such breach has not been cured within fifteen business days following receipt by the Company of notice of the breach) or (except to the extent they relate to a particular date) on and as of the Effective Time as if made on and as of the Effective Time (in each case subject to the standard set forth in the proviso of Section 7.1(a)), (iv) (A) the Board of Directors of the Company withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to Acquiror, (B) the Board of Directors of the Company participates in (or authorizes participation in) negotiations of the type described in Section 6.2 regarding the substantive terms of a proposal for a Competing Transaction or approves or recommends a competing transaction, (C) the Company shall have entered into any agreement with respect to any Competing Transaction or (D) the Board of Directors of the Company shall resolve to do any of the foregoing, or (v) the Merger shall have been voted on by stockholders of the Company at a meeting duly convened therefor and the vote shall not have been sufficient to satisfy the conditions set forth in Sections 7.1(b) and 7.2(b).

         8.4 TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, by action of the Board of Directors of the Company, if (i) Acquiror or Merger Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed or fulfilled by Acquiror or Merger Sub at or prior to such date of termination, which failure to comply has not been cured within fifteen business days following receipt by the breaching party of notice of such failure to comply, (ii) any representation or warranty of Acquiror or Merger Sub contained in this Agreement shall not be true in all material respects when made (provided such breach has not been cured within fifteen business days following receipt by the breaching party of notice of the breach) or (except to the extent they relate to a particular date) on and as of the Effective Time as if made on and as of the Effective Time (in each case subject to the standard set forth in the proviso of Section 7.2(a)) or (iii) on or prior to September 7, 1997, the Company enters into a definitive agreement relating to a Superior Proposal in accordance with Section 6.2(b), provided it has complied with all of the provisions thereof and has made payment of the fee required by Section 8.5(b) hereof.

         8.5      EFFECT OF TERMINATION AND ABANDONMENT.

                  (a) In the event of termination of this Agreement by either the Company or Acquiror as provided in this Article VIII, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Merger Sub, the Company or their respective affiliates, officers, directors or stockholders except pursuant to this Section 8.5 and except to the extent that such termination results from a willful breach by a party hereto or any of its representations or warranties, or any of its covenants or agreements, in each case, as set forth in this Agreement.

                  (b) In the event that this Agreement shall be terminated pursuant to Section 8.3 (ii) or (iii) (each in the case of a willful breach),
Section 8.3(iv) or (v), or Section 8.4(iii), then the Company shall pay to Acquiror an amount equal to $480,000.

                  (c) Any payment required to be made pursuant to this Section
8.5 shall be made as promptly as practicable but not later than two business days after the occurrence of the event giving rise to such payment (or the date required by Section 6.2(b), if applicable) and shall be made by wire transfer of immediately available funds to an account designated by Acquiror.

                     ARTICLE IX - MISCELLANEOUS AND GENERAL

         9.1 PAYMENT OF EXPENSES. Whether or not the Merger shall be consummated, except as otherwise provided in Section 8.5, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

         92 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 9.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

         9.3 MODIFICATION OR AMENDMENT. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, Acquiror, Merger Sub and the Company may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of Acquiror, Merger Sub and the Company; provided, however, that after approval of this Agreement by the stockholders of the Company, no amendment shall be made which changes the consideration payable in the Merger or adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders.

         9.4 WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

         9.5 COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         9.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

         9.7 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile transmission (with a confirming copy sent by overnight courier), as follows:

                  (a)      if to the Company, to

                           Magnetic Technologies Corporation
                           770 Linden Avenue
                           Rochester, NY  14625
                           Attention:  Gordon H. McNeil, President
                           Telephone:  (716) 385-8711
                           Facsimile:   (716) 385-5625

                           with a copy to:

                           Gerald B. Fincke
                           Attorney at Law
                           2300 E. Graves Avenue
                           Orange City, FL  32763
                           Telephone:  (904) 775-0221
                           Facsimile:   (904) 775-1343

                  (b)      if to Acquiror or Merger Sub, to

                           SPS Technologies, Inc.
                           101 Greenwood Avenue, Suite 470
                           Jenkintown, PA  19046-2611
                           Attention: James D. Dee, Esq.
                                      William Shockley
                           Telephone:   (215) 517-2000
                           Facsimile:   (215) 517-2030
                           with a copy to:

                           Goodwin, Procter & Hoar LLP
                           Exchange Place
                           Boston, MA  02109
                           Attention:  John R. LeClaire, P.C.
                           Telephone:  (617) 570-1000
                           Facsimile:   (617) 523-1231

or to such other persons or addresses as may be designated in writing by the party to receive such notice.

         9.8 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, including the Disclosure Schedule and Exhibits and the Confidentiality Agreement, (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (ii) shall not be assigned by operation of law or otherwise, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned subsidiary of Acquiror, provided that such subsidiary makes the representations and warranties made by Merger Sub hereunder and that no such assignment shall relieve Merger Sub of any of its obligations hereunder.

         9.9 PARTIES IN INTEREST. Subject to Section 9.8, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article IV hereof, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the provisions of Section 6.7 shall inure to the benefit of and be enforceable by the Indemnified Parties.

         9.10     CERTAIN DEFINITIONS.  As used herein:

                  (a) "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such other Person.

                  (b) "Material Adverse Effect" shall mean, with respect to any person, any change or effect (or any development that, insofar as can reasonably by foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of such party and its subsidiaries taken as a whole, other than changes or effects which result from the execution and delivery of this Agreement or the consummation of any transactions contemplated hereby; provided, however, that no single event or adjustment having a financial effect of less than $75,000 nor any combination of events and adjustments having a combined financial effect of less than

$150,000 shall be deemed to constitute a condition which is "materially adverse."

                  (c) "Person" shall mean an individual corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

         9.11 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

         9.12 SPECIFIC PERFORMANCE. The parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies, including arbitration, which any party may have under this Agreement or otherwise.

         9.13 CAPTIONS. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto and shall be effective as of the date first hereinabove written.

                                          SPS TECHNOLOGIES, INC.

                                          By:  /s/ William Shockley
                                             ---------------------------------
                                          Name:      William Shockley
                                          Title:     Vice-President

                                          MTC ACQUISITION CORP.

                                          By:  /s/ James D. Dee
                                             ---------------------------------
                                          Name:      James D. Dee
                                          Title:     Vice-President

                                          MAGNETIC TECHNOLOGIES CORPORATION

                                          By:  /s/ Gordon H. McNeil
                                             ---------------------------------
                                          Name:      Gordon H. McNeil
                                          Title:     President & CEO

                            [EXHIBIT A AND EXHIBIT B]
                            -------------------------

             Forms of Stock Purchase Agreement and Voting Agreement

                            STOCK PURCHASE AGREEMENT
                            ------------------------


         This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of August __, 1997, is between SPS Technologies, Inc., a Pennsylvania corporation ("Purchaser"), and __________________________ ("Stockholder").

                                    RECITALS
                                    --------

         WHEREAS, Purchaser, MTC Acquisition Corp., a Delaware corporation ("Acquisition"), and Magnetic Technologies Corporation, a Delaware corporation (the "Company") have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of August 7, 1997, pursuant to which Purchaser, Acquisition and the Company have agreed to engage in a merger transaction (the "Merger"); and

         WHEREAS, Stockholder is a stockholder of the Company holding the number of shares (the "Stockholder Shares") of the Company's common stock, par value $.15 per share ("Company Common Stock"), set forth on the signature page hereto; and

         WHEREAS, in connection with the Merger Agreement and the Merger, Purchaser wishes to acquire and Stockholder wishes to sell to Purchaser, Stockholder Shares on the terms and conditions set forth herein.

         NOW, THEREFORE, Purchaser and Stockholder agree as follows:

         1. PURCHASE AND SALE OF STOCKHOLDER SHARES. On the Closing Date (as hereinafter defined), (i) Stockholder shall transfer, assign and deliver to Purchaser, and Purchaser shall purchase from Stockholder, the number of Stockholder Shares set forth on the signature page hereof and (ii) in consideration therefor, Purchaser shall issue or cause to be issued to Stockholder that number of shares of Common Stock of Purchaser ("Purchaser Shares") equal to the quotient of (a) the product of $5.00 times the number of Stockholder Shares being exchanged pursuant hereto, divided by (b) the daily last sales prices of Purchaser's Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the twenty consecutive full trading days in which such shares are traded on the NYSE ending with the closing of trading on the date which is one trading day prior to the date of the Stockholder Meeting (as defined in the Merger Agreement).

         2. CLOSING. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Stockholder Shares (the "Closing") shall take place (a) at the offices of the Company in Rochester, New York at 10:00 a.m., local time, immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger, or (b) at such other time, date or place as the parties hereto may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." At the Closing, Stockholder shall deliver to Purchaser (i) a certificate or certificates representing the Stockholder Shares being purchased hereunder, duly endorsed for transfer or accompanied by stock powers duly executed in blank and (ii) a certificate dated the Closing Date and certifying that Stockholder has no plan or intention to sell, exchange or otherwise dispose of the Purchaser Shares received in consideration for the Stockholder Shares transferred to Purchaser hereunder, against delivery by Purchaser to Stockholder of a certificate or certificates representing the number of Purchaser Shares determined in accordance with Section 1.

         3. REPRESENTATION AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Stockholder that the Purchaser Shares will be validly issued, fully paid, non-assessable, listed on the New York Stock Exchange, registered under the Securities and Exchange Act of 1934, and exempt from registration under the Securities Act of 1933, when issued to Stockholder.

         4. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder hereby represents and warrants to Purchaser as follows:

                  (a) OWNERSHIP OF SHARES. Stockholder owns of record and beneficially the Stockholder Shares. Stockholder will not sell or transfer any Stockholder Shares prior to the Closing. Upon transfer and delivery by Stockholder to Purchaser of the Stockholder Shares owned by Stockholder provided for herein, Purchaser shall acquire good and valid title to such shares, free and clear of all claims, liens, charges, proxies (other than any agreement with Purchaser), encumbrances and security interests (other than any created by Purchaser).

                  (b) POWER AND AUTHORIZATION. Stockholder has full legal right to perform its obligations under this Agreement and the other agreements and documents required to be delivered by it hereunder. This Agreement constitutes the legal, valid and binding obligation of Stockholder, enforceable against him or her in accordance with its terms, and the execution and performance of this Agreement by Stockholder will not violate any of the terms, conditions or provisions of any contract which Stockholder is a party.

                  (c) NO BROKERS. Stockholder has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or Purchaser to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the transactions contemplated hereby.

                  (d) INVESTMENT REPRESENTATION. Stockholder represents that he or she is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), inasmuch as Stockholder has an individual or joint (with spouse) net worth of $1 million, or had an individual income of $200,000 in the last two years or joint income with Stockholder's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. Stockholder has had an opportunity to ask questions and to receive all relevant information in connection with his or her investment on the Purchaser Shares and has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the Purchaser Shares contemplated by this Agreement and making an informed investment decision with respect thereto. Stockholder is purchasing the Purchaser Shares for his or her own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law, including pursuant to Rule 144 under the Securities Act. Stockholder acknowledges that the Purchaser Shares to be acquired have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available. Stockholder has no plan or intention to sell, exchange or otherwise dispose of the Purchaser Shares received in consideration for the Stockholder Shares transferred to Purchaser hereunder.

         5. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to enter into and consummate the transactions contemplated hereby is subject to (a) the continuing effectiveness of the Merger Agreement and the satisfaction or waiver by the parties to the Merger Agreement of the conditions set forth in Article VII of the Merger Agreement (other than the conditions set forth in Section 7.1(g) thereof), (b) consummation of concurrent Share Exchanges, (as defined in the Merger Agreement) and (c) the continuing accuracy of the representations and warranties of Stockholder contained in this Agreement on and as of the date hereof and on and as of the Closing Date.

         6. CERTAIN CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDER. The obligation of Stockholder to enter into and complete the transactions contemplated hereby is subject to the fulfillment (or waiver in writing by Stockholder in its sole discretion) on or prior to the Closing Date of the conditions that (a) the representations and warranties of Purchaser contained in this Agreement shall be true and correct on and as of the date hereof and in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the

Closing Date and (b) Stockholder shall have received a written opinion from Purchaser to the effect that the Merger constitutes a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.


         7. FURTHER ACTION. Stockholder and Purchaser shall, subject to the fulfillment at or before the Closing Date of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the transactions contemplated hereby.

         8. ASSIGNMENT. Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors, heirs, assigns, administrators, executors and estates.

         9. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered personally or transmitted by telex, fax or telegram, to the respective parties at the addresses following their names on the signature page hereof or to such other address as any party may have furnished to the others in writing.

         10. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware.

         11. SURVIVAL. All representations, warranties, covenants and agreements of the parties hereto shall survive indefinitely after the Closing and shall not be merged therewith.

         12. TERMINATION.

                  (a) This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing:

                           (i) by Purchaser if the Merger Agreement shall have been terminated (other than due to the failure of Purchaser to perform its obligations under the Merger Agreement or any other agreement required to be performed at or prior to the Closing);

                           (ii) by mutual consent of Purchaser and Stockholder;

                           (iii) by Purchaser or Stockholder, in the event the purchase of Stockholder Shares hereunder shall not have occurred by December 31, 1997;

                           (iv) by Stockholder, if Purchaser has failed to perform in any material respect any of its respective obligations required to be performed by it under this Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of this Agreement by Stockholder; or

                           (v) by Purchaser, if Stockholder shall have failed to perform in any material respect any of the obligations required to be performed by Stockholder under this Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of this Agreement by Purchaser.

                  (b) A party terminating this Agreement pursuant to this
Section 12 shall give written notice thereof to each other party hereto, whereupon this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any party; PROVIDED, however, that if such termination is by Purchaser pursuant to Section 12(a)(v) or if such termination is by Stockholder pursuant to Section 12(a)(iv), nothing herein shall affect the non-breaching party's or parties' right to damages on account of such other party's or parties' breach.


                  (c) Stockholder acknowledges that the Stockholder Shares are unique and that Purchaser will not have an adequate remedy at law if Stockholder fails to perform any of its obligations hereunder, and Stockholder agrees that Purchaser shall have the right, in addition to any other right it has, to specific performance or equitable relief by way of injunction if Stockholder fails to perform any of its obligations hereunder. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived.

         13. EXPENSES. Each of Purchaser and Stockholder shall pay the fees and expenses it incurs in connection with this Agreement, other than as a result of the breach hereof by the other party hereto.

         14. CONDITION SUBSEQUENT. If for any reason the Merger does not become effective within five business days after the Closing Date, the transactions contemplated hereby shall be automatically rescinded, the parties shall return any consideration they received to the parties who provided such consideration (with duly executed stock powers, if appropriate).

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written.




                           SPS TECHNOLOGIES, INC.



                           By:
                               ---------------------------------------
                                Name:
                                Title:

                           Address:

                                101 Greenwood Avenue, Suite 470
                                Jenkintown, PA  19046-2611



                           STOCKHOLDER



                           ---------------------------------------


                           Address:

                               ---------------------------------------

                               ---------------------------------------


                           Number of Stockholder Shares sold hereunder: ________

                                VOTING AGREEMENT



         VOTING AGREEMENT, dated as of August __, 1997 (the "Agreement"), among SPS Technologies Inc., a Pennsylvania corporation ("Acquiror"), MTC Acquisition Corp., a Delaware corporation ("Acquisition"), and the undersigned beneficial owner (the "Stockholder") of Common Stock, par value $.15 per share ("Company Common Stock"), of Magnetic Technologies Corporation, a Delaware corporation (the "Company").

                                    RECITALS

         WHEREAS, Acquiror, Acquisition and the Company are contemporaneously herewith entering into that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement") providing for the merger of the Company with and into Acquisition pursuant to the terms and conditions of the Merger Agreement; and

         WHEREAS, Stockholder (i) is the beneficial owner of and has the power to vote an aggregate of _______ shares (the "Shares") of Company Common Stock and (ii) at the request of Acquiror, desires to enter into this Agreement in order to induce Acquiror and Acquisition to enter into the Merger Agreement, and as a condition to their willingness to do so; and

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

         1. AGREEMENT TO VOTE SHARES. Stockholder agrees to vote all of the Shares, as well as any and all other shares of the Company Common Stock as to which Stockholder then possesses the power to vote or to direct the voting (collectively, the "Voting Shares"), (a) in favor of adopting and approving the Merger Agreement, the Merger and the transactions contemplated thereby at such time as the Company conducts a meeting of, solicits written consents from or otherwise seeks a vote of, its stockholders for the purpose of adopting and approving the Merger Agreement, the Merger and the transactions contemplated thereby and (b) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of any of its subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries; (iii) any change in the management or board of directors of the Company, except as agreed to in writing by Acquiror; (iv) any material change in the present capitalization or dividend policy of the Company; (v) any amendment of the Company's charter documents; or (vi) any other material change in the Company's corporate structure, management or business.

         2. TERMINATION OF AGREEMENT. This Agreement shall terminate upon the earlier of consummation of the Merger or December 31, 1997.

         3. EXCEPTIONS TO OBLIGATIONS. Except for the agreement of Stockholder to vote the Shares in accordance with Section 1 hereof, nothing in this Agreement shall: (a) require the Stockholder to acquire additional shares of Company Common Stock; (b) require the Stockholder, in his or her capacity as a director or officer of the Company, to refrain from taking any action consistent with the provisions of Section 6.2 or 8.4(iii) of the Merger Agreement or take or refrain from taking any action that would otherwise cause such person to violate his or her fiduciary duties to the Company's shareholders under applicable law; or (c) require Stockholder to take any action that would prevent or impede the Company's ability to exercise its rights or fulfill its obligations under Section 6.2 of the Merger Agreement.

         4. COVENANTS OF STOCKHOLDER. Except in accordance with the provisions of this Agreement, Stockholder agrees, until this Agreement has been terminated in accordance with Section 2 hereof, or as a result of death or otherwise by operation of law, not to:

                  (a) directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of any of the Shares except pursuant to the Stock Purchase Agreement;

                  (b) except as may be required to vote the Voting Shares in accordance with Section 1 hereof, grant any consents or proxies, deposit any Voting Shares into a voting trust or enter into a voting agreement with respect to any Voting Shares;

                  (c) take any action or omit to take any action (reasonably within the control of Stockholder) which would prohibit, prevent or preclude the Company from performing its obligations under the Merger Agreement; or

                  (d)(1) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act")) in opposition to or competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or attempt to discourage the Merger or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (2) directly or indirectly encourage, initiate or cooperate in a stockholders' vote or action by consent of the Company's stockholders in opposition to or in competition with the consummation of the Merger, or (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Merger.

         5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder hereby represents and warrants to Acquiror and Acquisition as follows:

                  (a) Stockholder has all requisite power to deliver and perform this Agreement and to vote the Voting Shares in accordance with Section 1 hereof. This Agreement has been duly executed and delivered by Stockholder and is a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, and the execution, delivery and performance of this Agreement by Stockholder do not violate any contract to which Stockholder is a party or by which the Voting Shares are affected, and will not require the consent of any third party.

                  (b) The Shares are not and, except in the event of the Stockholder's death or as a result of operation of law, will at all times during the term of this Agreement be held of record and owned beneficially by the Stockholder free and clear of all liens, claims, security interests or any other encumbrances whatsoever, other than restrictions upon resale which may be imposed by federal or state securities laws.

         6. REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUISITION. Each of Acquiror and Acquisition hereby represents and warrants to Stockholder that it has the corporate power and authority to execute, deliver and perform this Agreement; such execution, delivery and performance have been duly authorized by all necessary corporate action; and this Agreement has been duly executed and delivered by each of Acquiror and Acquisition and constitutes the valid and binding agreement of Acquiror and Acquisition, enforceable against each of them in accordance with its terms.

         7. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement, including, without limitation, the agreement of Stockholder to vote the Voting Shares in accordance with Section 1 hereof, were not performed by the applicable party hereto in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in the event of a breach of this Agreement, each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the parties are entitled at law or in equity.


         8. FURTHER ASSURANCES. Stockholder, Acquiror and Acquisition agree to execute and deliver all such further documents and instruments and take all such further reasonable action as may be necessary or appropriate, including cooperation in obtaining any and all required regulatory approvals, in order to consummate the transactions contemplated hereby, including, without limitation, the agreement of Stockholder to vote the Voting Shares in accordance with
Section 1 hereof.

         9. EXPENSES. Except as may otherwise be provided herein, no party hereto shall be responsible for the payment of any other parties' expenses incurred in connection with this Agreement.

         10. THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and its respective successors and permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other person or entity.

         11. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and delivered personally or by telecopy transmission or sent by registered or certified mail or by any express mail service, postage or fees prepaid to the addresses on the signature page hereof.

         12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to principles of conflicts of laws).

         13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.

                                    SPS TECHNOLOGIES INC.



                                    By:
                                       ----------------------------------------
                                          NAME:
                                          TITLE:

                                    Address:

                                          101 Greenwood Avenue, Suite 1170
                                          Jenkintown, Pennsylvania  19046-2611



                                    MTC ACQUISITION CORP.



                                    By:
                                       ----------------------------------------
                                          NAME:
                                          TITLE:

                                    Address:

                                          c/o SPS Technologies, Inc.
                                          101 Greenwood Avenue, Suite 470
                                          Jenkintown, Pennsylvania  19046-2611



                                    STOCKHOLDER


                                         ---------------------------------------
                                    Name:

                                    Address:

                                         --------------------------------------

                                         --------------------------------------